UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 24, 2013
(Date of earliest event reported: December 24, 2013)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 24, 2013, Revlon Consumer Products Corporation (“RCPC”), the wholly owned operating subsidiary of Revlon, Inc., consummated an offer to exchange (the “Exchange Offer”) RCPC’s $500 million 5.75% Senior Notes due 2021 (the “Notes”), which were issued in a private placement on February 8, 2013, for $500 million of new notes with substantially the same terms which were registered under the Securities Act of 1933, as amended (the “Exchange Notes”).

By having the Registration Statement declared effective by the SEC on November 22, 2013, RCPC cured the first “Registration Default,” which had occurred under the Registration Rights Agreement, dated February 8, 2013, by and among RCPC and the initial purchasers of the Notes (the “Registration Rights Agreement”), because the Registration Statement had not been declared effective by Friday, September 6, 2013.  By consummating the Exchange Offer on December 24, 2013, RCPC cured the second Registration Default under the Registration Rights Agreement, which had occurred because RCPC had not consummated the Exchange Offer by November 5, 2013.

The first Registration Default caused the interest on the Notes to increase from 5.75% per annum to 6.00% per annum from September 7, 2013 through December 5, 2013 and the second Registration Default caused the interest on the Notes to increase to 6.25% per annum from December 6, 2013 through December 23, 2013.  With RCPC having consummated the Exchange Offer on December 24, 2013, interest on the Notes will accrue at the original rate of 5.75% per annum effective from such date.  RCPC had accrued $0.3 million of additional interest as of September 30, 2013, and has subsequently accrued $0.1 million of additional interest.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

By: /s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

December 24, 2013